Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IZEA Worldwide, Inc.
Winter Park, Florida

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 30, 2020, relating to the consolidated financial statements of IZEA Worldwide, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

Orlando, Florida
January 11, 2021